UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2018, the Compensation Committee of the Board of Directors of Ruth’s Hospitality Group, Inc. (the “Company”) approved the promotion of Susan L. Mirdamadi to Executive Vice President and Chief Administrative Officer, effective immediately.  Ms. Mirdamadi, age 56, has served as Senior Vice President, Chief Services Officer since June 2017.  She joined the Company in June 2012 as Chief Information Officer.  Prior to that she held various Operations and IT leadership positions at Denny’s Corporation from 2000 until 2012, including Vice President, Operations Services and Chief Information Officer.  Ms. Mirdamadi will continue to report to Cheryl Henry, President and Chief Executive Officer.

In connection with her promotion, Ms. Mirdamadi’s base salary was increased to $340,000 from $300,000 and her bonus target was increased to 75% of annual base salary from 60%.

In addition, the Committee approved an employment agreement with Ms. Mirdamadi, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  Under this agreement, if Ms. Mirdamadi’s employment is terminated by the Company without “cause,” or by Ms. Mirdamadi for “good reason” (as defined in the agreement), she will be entitled to continue to receive an amount equal to her base salary for 12 months after the date of such termination and 12 monthly payments in the aggregate equal to 50% of her prior year bonus compensation and earned bonus for the year of termination.  Ms. Mirdamadi would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments, all unreimbursed expenses and continued vesting rights for her restricted stock for 12 months.

Item 9.01(d). Financial Statement and Exhibits

Exhibit 10.1	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated October 24, 2018 between the Company and Susan L. Mirdamadi.

Exhibit Index

Exhibit Number	Description
10.1	Terms of Employment/Letter of Understanding and Salary Continuation Agreement, dated October 24, 2018 between the Company and Susan L. Mirdamadi.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: October 25, 2018	By:	/s/ Alice G. Givens
Alice G. Givens
Vice President – General Counsel, Chief Compliance Officer and Secretary